As filed with the Securities and Exchange Commission on March 30, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12

TFS CAPITAL INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

c/o ULTIMUS FUND SOLUTIONS, LLC
225 Pictoria Drive, Suite 450
Cincinnati, Ohio 45246

(Address of principal executive offices)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Advisor,

You may have seen an announcement that was sent last week regarding an upcoming shareholder meeting.  Okapi Partners, our proxy solicitor, will soon begin to solicit votes on behalf of the TFS Capital Investment Trust.  But, if you have discretion to vote on behalf of your clients, we can take direction from you and get your client’s shares voted quickly and easily.  This will reduce the likelihood of them being contacted, although that may still happen depending on how the shares are registered.  All we would need from you is an email saying “I am authorized to vote on the listed accounts”, and how you want those shares voted.  For example, “Vote with Board Recommendation for all proposals”.  We just need a spreadsheet with clients names, addresses and share positions, along with ticker symbol.

Once we have that information we can help facilitate votes from your clients.  If you have any questions please let me know.

Sam